            PROVIDENT FINANCIAL GROUP, INC. AND SUBSIDIARIES

EXHIBIT 21 - SUBSIDIARIES OF PROVIDENT
--------------------------------------

The following table sets forth  Provident's  active  subsidiaries as of the date of this report.

                                                            State of
                                                          Jurisdiction
                                            % of Voting  Under the Laws
                                             Securities     of which
                                               Owned        Organized
---------------------------------------------------------------------
The Provident Bank                               100           Ohio
 Provident Commercial Group, Inc.                100           Ohio
  Provident Auto Leasing Company                 100         Delaware
  Provident Auto Rental Company LLC 1998-1       100         Delaware
  Provident Auto Rental Company LLC 1998-2       100         Delaware
  Provident Auto Rental LLC 1999-1               100         Delaware
  Provident Auto Rental Company LLC (1999-PRU)   100         Delaware
  Provident Auto Rental Company LLC (2000-A)     100         Delaware
  Provident Auto Rental LLC (2000-1)             100         Delaware
  Provident Auto Rental LLC (2000-2)             100         Delaware
 Red Capital Markets, Inc.                       100           Ohio
  Provident Insurance Agency, Inc.               100           Ohio
 Red Mortgage Capital, Inc.                      100           Ohio
 Information Leasing Corporation                 100           Ohio
  Provident Lease Receivables Company LLC        100         Delaware
 Procurement Alternatives Corporation            100           Ohio
 Capstone Realty Advisors LLC                    100           Ohio
 PB Realty, Inc.                                 100           Ohio
 Provident Investment Management Corporation     100           Ohio
 Provident Community Development Company, LLC    100           Ohio
Provident Investment Advisers, Inc.              100           Ohio
Provident Capital Trust I                        100         Delaware
Provident Capital Trust II                       100         Delaware
Provident Capital Trust III                      100         Delaware